UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2009

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On May 5, 2009, CBL & Associates Properties, Inc. (the “Company”), announced the appointment of Ms. Kathleen Nelson to its Board of Directors as of such date. Ms. Nelson will be filling the vacancy that resulted from the retirement of Martin J. Cleary from CBL’s Board of Directors in May 2009. Her initial term will expire at the Company’s 2010 Annual Meeting of Stockholders. In conjunction with her appointment, Ms. Nelson also was appointed to the Compensation Committee of the Company’s Board of Directors, filling the vacancy on that committee that was created by Mr. Cleary’s retirement. In accordance with the terms of the Company’s Stock Incentive Plan, Ms. Nelson received an initial grant of 1,000 shares of restricted Common Stock of the Company upon her appointment as a non-employee director of the Company. The restrictions on shares of Common Stock received by the non-employee directors under the Stock Incentive Plan provide that such shares may not be transferred during the non-employee director’s term and for one year thereafter.

As discussed in the Company’s proxy statement for its 2009 Annual Meeting, both Martin J. Cleary and Gary L. Bryenton were initially appointed to the Company’s Board of Directors on January 31, 2001, in accordance with the terms of the Company’s acquisition of a portfolio of properties from Jacobs Realty Investors Limited Partnership, a Delaware limited partnership (“JRI”) and certain of its affiliates and partners (collectively referred to herein as the “Jacobs Group” and the acquisition is referred to herein as the “Jacobs Acquisition”), pursuant to a voting and standstill agreement (the “Voting/Standstill Agreement”) under which the Company agreed to expand its Board of Directors from seven to nine members and to nominate two designees of JRI as members of the Board. Under the Voting/Standstill Agreement, JRI will continue to be entitled to nominate two Board members until JRI, together with Richard E. Jacobs and certain members of his family and certain trusts for the benefit of the families of Richard E. Jacobs and David H. Jacobs (collectively, the “Jacobs Persons”), as a group, beneficially own fewer than an aggregate of 13.55 million special common units (“SCUs”) in the Company’s operating partnership (the “Operating Partnership”) (or common units, if certain redemption or exchange provisions under the Operating Partnership Agreement have been triggered) and shares of Common Stock, following which JRI will be entitled to nominate only one Board member. JRI will no longer be entitled to nominate any Board members if the Jacobs Persons, as a group, beneficially own fewer than an aggregate of 6.67 million SCUs (or common units, if applicable) and shares of Common Stock.

Pursuant to the Voting/Standstill Agreement, the Company’s predecessor entity, CBL & Associates, Inc. and its affiliates (“CBL’s Predecessor”) and certain of the Company’s executive officers have agreed to vote their shares in favor of JRI’s designees until the twelfth anniversary of the Jacobs Acquisition. The Jacobs Persons have agreed to a 12-year standstill period during which they will not seek to acquire control of the Company and will not participate in a group which seeks to acquire such control. The Jacobs Persons also agreed until the twelfth anniversary of the Jacobs Acquisition to vote their shares in favor of the election of the Board’s nominees to the Board of Directors who are running unopposed and uncontested. The Company consulted with JRI prior to the submission of Ms. Nelson’s name for consideration as a potential director candidate by the Nominating/Corporate Governance Committee of the Company’s Board of Directors, and JRI indicated its approval of Ms. Nelson as a potential replacement for Mr. Cleary as one of the two JRI designees pursuant to the terms of the Voting/Standstill Agreement. Neither Gary L. Bryenton nor Kathleen Nelson are parties to the Voting/Standstill Agreement, nor is either of them a party to any agreement which obligates them to vote with management of the Company on any matter.

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The Company’s press release announcing the appointment of Ms. Nelson to its Board of Directors is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release – CBL & Associates Properties Announces Addition of Kathleen Nelson to its Board of Directors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer and Treasurer

Date: May 11, 2009

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